EXHIBIT 10.1

BONTAN CORPORATION INC.

47 Avenue Road, Suite 200

Toronto, Ontario Canada M5R 2G3

December 5, 2005

Terence Robinson

16 Admiral Road

Toronto, Ontario

M5R 2L5

Re:

Terence Robinson Stock Option Plan

Dear Terence,

In recognition of your services to Bontan Corporation Inc. (“Bontan”) in connection with the sale of Bontan’s indirect participation interest in the Papua New Guinea oil exploration project, Bontan is pleased to grant to you an option to purchase shares of our common stock on the terms and conditions contained in this letter agreement (“Agreement”) which are as follows:

1.  Bontan hereby grants to you on this date, on the terms and conditions hereinafter set forth, an option (the “Option”) to purchase at any time and from time to time during the term of the Option, up to One Million One Hundred Thousand (1,100,000) common shares of Bontan (the “Option Shares”) at an exercise price of $0.50 (U.S.) per Option Share (the “Exercise Price”).

2.  The Option is 100% vested as of the date of this Agreement and you may exercise this Option from time to time for that number of Option Shares as you desire from the date of this Agreement until five years from the date of this Agreement at which point the Option shall expire (the “Expiration Date”).

3.  You may exercise this Option in whole or in part by the delivery to Bontan at its head office of a written notice (the “Notice”) specifying the number of Option Shares for which this Option is being exercised together with payment equal to such number of Option Shares times the Exercise Price.  Upon the timely exercise of this Option in whole or in part and receipt of the Exercise Price therefore, Bontan shall deliver to you a certificate registered in your name representing the number of Option Shares specified in the Notice which have been fully paid for.  Option Shares issued upon the valid exercise of this Option shall be validly issued as fully paid and non-assessable.  The issuance of such Option Shares shall not require any further resolution or approval of the Board of Directors of Bontan (the “Board”) and shall be deemed to have occurred on the date that this Option was exercised with respect to such Option Shares.

4.  In the event that Bontan:  (a) declares a stock dividend or makes a distribution on its common shares in common shares; (b) subdivides or consolidates the issued and outstanding common shares into a greater or smaller number of common shares; (c) effects any transaction through which its common shares as a class are converted into or rendered exchangeable for any other securities, then the Board may make such substitution or adjustments in the number and Exercise Price of common shares subject to this Option and/or such other equitable substitution or adjustments as the Board may determine to be appropriate in its sole discretion.

5.  In the event of your death, your executor or executrix shall have the right to exercise this Option with respect to any or all unexercised Option Shares on behalf of your estate until the earlier of the one year after the date of death or the Expiration Date.  The Option and Option Shares not exercised by such date shall immediately and automatically terminate.

6.  This Option is personal to you and shall not be assignable or otherwise transferable except by will or the laws of descent and distribution.

7.  You shall have no rights whatsoever as a shareholder with respect to the Option Shares unless and until you have validly exercised this Option in respect of such Option Shares.

8.  This Option is subject to the rules of the stock exchange or exchange facility through which our common shares may at any time be traded and applicable U.S. and Ontario laws (the “Rules and Laws”).  To the extent that any provision of this Agreement conflicts with Rules or Laws, such Rule or Law shall govern and this Agreement shall be deemed to be amended to be consistent therewith.

Sincerely,

BONTAN CORPORATION INC.

/s/Kam Shah Kam Shah Chief Executive Officer Chief Financial Officer

Accepted and Agreed to this 5th day of December, 2005:

/s/Terence Robinson

Terence Robinson